Exhibit 10.03

FIRST AMENDMENT TO MANAGEMENT AGREEMENT
This First Amendment to Management Agreement is made and entered into this 10th day of May, 2012 by and among (i) Kangaroo management Company I, LLC (the “Manager”), (ii) Bloomin' Brands, Inc., formerly known as Kangaroo Holdings, Inc. (the “Company”) and (iii) each of the Company's subsidiaries that executes a counterpart signature page hereto (the “Subsidiaries”).
RECITALS
WHEREAS, the Company, the Subsidiaries and the Manager entered into that certain management Agreement dated as of June 14, 2007; and
WHEREAS, the parties desire to amend the Management Agreement as set forth below.
AGREEMENT
Now, Therefore, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Acknowledgement of Initial Public Offering. The parties acknowledge that the Company has filed a registration statement on Form S-1 with the Securities Exchange Commission, and that the offering contemplated in the registration statement will qualify as an Initial Public Offering as defined in the Management Agreement.
2. Agreement to Terminate. The parties acknowledge that the Management Agreement shall, pursuant to its terms, terminate immediately prior to an Initial Public Offering unless the Company and the Manager determine otherwise. The Company and the Manager hereby acknowledge that the Management Agreement shall terminate immediately prior to an Initial Public Offering.
3. Termination Fee. The Company and the Manager hereby agree if the Management Agreement is terminated due to an Initial Public Offering in 2012 the Company shall pay to Manager, within sixty days of completion of the Initial Public Offering, but in all events on or before December 31, 2012, a termination fee of Eight Million Dollars ($8,000,000). The termination fee shall be paid in addition to the pro-rated Periodic fee as provided in the Management Agreement.
4. Ratification. The parties hereby ratify and confirm the Management Agreement and acknowledge the same is in full force and effect in accordance with its terms except as specifically modified hereby.

SIGNATURE PAGES ATTACHED

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

THE COMPANY:	BLOOMIN' BRANDS, INC

/s/ Elizabeth A. Smith
Name: Elizabeth A. Smith
Title: Chief Executive Officer

THE MANAGER:	KANGAROO MANAGEMENT COMPANY I, LLC

/s/ Andrew Balson
Name: Andrew Balson
Title: Authorized Person

THE SUBSIDIARIES:	OSI HOLDCO II, INC.

/s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Vice President

OSI HOLDCO I, INC.

/s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Vice President

OSI HOLDCO, INC.

/s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Vice President

OSI RESTAURANT PARTNERS, LLC

/s/ Elizabeth A. Smith
Name: Elizabeth A. Smith
Title: Chief Executive Officer